                                                                EXHIBIT 10.10


                                 AMENDED AND RESTATED
                            RECEIVABLES PURCHASE AGREEMENT


                              dated as of June 17, 1997



                                        among



                           FALCON RECEIVABLE PROGRAM, INC.,



                           FALCON BUILDING PRODUCTS, INC.,



                          MARKET STREET FUNDING CORPORATION



                                         and



                            PNC BANK, NATIONAL ASSOCIATION

                                  TABLE OF CONTENTS
                                                                        Page
                                                                        ----


                                      ARTICLE I.
                          AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1.  Purchase Facility. . . . . . . . . . . . . . . . . . . . . 1
Section 1.2.  Making Purchases . . . . . . . . . . . . . . . . . . . . . 2
Section 1.3.  Purchased Interest Computation . . . . . . . . . . . . . . 3
Section 1.4.  Settlement Procedures. . . . . . . . . . . . . . . . . . . 3
Section 1.5.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 1.6.  Payments and Computations, Etc.. . . . . . . . . . . . . . 8
Section 1.7.  Dividing or Combining Portions of the
                Capital of the Purchased Interest. . . . . . . . . . . . 9
Section 1.8.  Increased Costs. . . . . . . . . . . . . . . . . . . . . . 9
Section 1.9.  Requirements of Law. . . . . . . . . . . . . . . . . . . .10
Section 1.10. Inability to Determine Eurodollar Rate . . . . . . . . . .11


                                     ARTICLE II.
                      REPRESENTATIONS AND WARRANTIES; COVENANTS;
                                  TERMINATION EVENTS

Section 2.1.  Representations and Warranties; Covenants. . . . . . . . .12
Section 2.2.  Termination Events . . . . . . . . . . . . . . . . . . . .12


                                     ARTICLE III.
                                   INDEMNIFICATION

Section 3.1.  Indemnities by the Seller. . . . . . . . . . . . . . . . .12
Section 3.2.  Indemnities by the Servicer. . . . . . . . . . . . . . . .14


                                     ARTICLE IV.
                            ADMINISTRATION AND COLLECTIONS

Section 4.1.  Appointment of the Servicer. . . . . . . . . . . . . . . .15
Section 4.2.  Duties of the Servicer . . . . . . . . . . . . . . . . . .16
Section 4.3.  Lock-Box Arrangements. . . . . . . . . . . . . . . . . . .17
Section 4.4.  Enforcement Rights . . . . . . . . . . . . . . . . . . . .18
Section 4.5.  Responsibilities of the Seller . . . . . . . . . . . . . .19
Section 4.6.  Servicing Fee. . . . . . . . . . . . . . . . . . . . . . .19
Section 4.7.  Letter of Credit . . . . . . . . . . . . . . . . . . . . .20

                                      ARTICLE V.
                                    MISCELLANEOUS

Section 5.1.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . .21
Section 5.2.  Notices, Etc.. . . . . . . . . . . . . . . . . . . . . . .21
Section 5.3.  Assignability. . . . . . . . . . . . . . . . . . . . . . .21
Section 5.4.  Costs, Expenses and Taxes. . . . . . . . . . . . . . . . .22
Section 5.5.  No Proceedings; Limitation on Payments . . . . . . . . . .23
Section 5.6.  Confidentiality. . . . . . . . . . . . . . . . . . . . . .23
Section 5.7.  GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . . .24
Section 5.8.  Execution in Counterparts. . . . . . . . . . . . . . . . .24
Section 5.9.  Survival of Termination. . . . . . . . . . . . . . . . . .24
Section 5.10. WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . .25
Section 5.11. Entire Agreement . . . . . . . . . . . . . . . . . . . . .25
Section 5.12. Headings . . . . . . . . . . . . . . . . . . . . . . . . .25
Section 5.13. Issuer's Liabilities . . . . . . . . . . . . . . . . . . .25



EXHIBIT I     DEFINITIONS
EXHIBIT II    CONDITIONS OF PURCHASES
EXHIBIT III   REPRESENTATIONS AND WARRANTIES
EXHIBIT IV    COVENANTS
EXHIBIT V     TERMINATION EVENTS

                            RECEIVABLES PURCHASE AGREEMENT


    This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of June 17, 1997 among FALCON RECEIVABLE PROGRAM, INC., a Delaware corporation, as seller (previously known as Centrally Held Eagle Receivables Program, Inc., the "SELLER"), FALCON BUILDING PRODUCTS, INC., a Delaware corporation ("FALCON"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "SERVICER"), MARKET STREET FUNDING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "ISSUER"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as administrator (in such capacity, together with its successors and assigns in such capacity, the "ADMINISTRATOR"), and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the "LETTER OF CREDIT ISSUER").

    PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in EXHIBIT I to this Agreement.
References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

    The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by the Issuer and additional incremental payments made to the Seller.

    The parties hereto have entered into a Receivables Purchase Agreement (Non-Designated Receivables), dated as of May 2, 1996 (the "ORIGINAL RPA"), which agreement the parties wish to amend and restate hereby.

    In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree that the Original RPA is hereby amended and restated as follows:

                                      ARTICLE I.
                          AMOUNTS AND TERMS OF THE PURCHASES

    Section 1.1. PURCHASE FACILITY. (a) On the terms and conditions hereinafter set forth, the Issuer hereby agrees to purchase, and make reinvestments of, undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Under no circumstances shall the Issuer make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Capital of the Purchased Interest would exceed the Purchase Limit.

         (b) The Seller may, upon at least 30 days' written notice to the Administrator, terminate the purchase facility provided in this SECTION 1.1 in whole or, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; PROVIDED, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000.

    Section 1.2. MAKING PURCHASES. (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice delivered to the Administrator in accordance with SECTION 5.2 (which notice must be received by the Administrator before 11:00 a.m., New York City time): (i) at least three Business Days before the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based upon the Eurodollar Rate,
(ii) at least two Business Days before the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based upon the Base Rate, and (iii) at least two Business Days before the requested purchase date, in the case of a purchase to be funded at the CP Rate, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $5,000,000, being the Capital relating to the undivided percentage ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day) and (C) the desired funding basis for such purchase (which shall be based upon the Eurodollar Rate, the Base Rate or the CP Rate). If the Seller has requested that the purchase be funded at the CP Rate, the Administrator shall promptly thereafter notify the Seller whether the Issuer has exercised its discretion not to fund such purchase with the issuance of Notes because such purchase with the issuance of Notes would be economically inadvisable to the Issuer, the Administrator, the Seller or any other similarly situated Person, or otherwise not permitted, in which case the Seller shall be deemed to have requested that the purchase be funded at the Alternate Rate and based upon the Base Rate.

         (b) On the date of each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, upon satisfaction of the applicable conditions set forth in
EXHIBIT II hereto, make available to the Seller in same day funds, at Harris Trust and Savings Bank, account # 207-190-0, ABA # 071-000-288, an amount equal to the Capital relating to the undivided percentage ownership interest then being purchased.

         (c)  Effective on the date of each purchase pursuant to this SECTION
1.2 and each reinvestment pursuant to SECTION 1.4, the Seller hereby sells and assigns to the Issuer an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

         (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Issuer on its own behalf and as agent, a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under its Sale Agreement with Falcon (including the rights of Falcon against the Originators under the other Sale Agreement), and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "POOL ASSETS"). The Issuer shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Issuer, all the rights and remedies of a secured party under any applicable UCC.

    Section 1.3. PURCHASED INTEREST COMPUTATION. The Purchased Interest shall be initially computed on the date of the initial purchase hereunder.
Thereafter, until the Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Purchased Interest as computed (or deemed recomputed) as of the day before the Termination Date shall thereafter remain constant. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to the Issuer, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

    Section 1.4. SETTLEMENT PROCEDURES. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

         (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

              (i) set aside and hold in trust (and, at the request of the Administrator, segregate in a separate account approved by the Administrator if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) for the Issuer, out of the Issuer's Share of such Collections, FIRST, an amount equal to the Discount accrued through such day for each Portion of Capital and not previously set aside, SECOND, an amount equal to the fees set forth in the Fee Letter accrued and unpaid through such day, and THIRD, to the extent funds are available therefor, an amount equal to the Issuer's Share of the Servicing Fee accrued through such day and not previously set aside;

              (ii) subject to SECTION 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Issuer, the remainder of the Issuer's Share of such Collections; such remainder shall be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; PROVIDED, HOWEVER, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for the Issuer (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator if, at the time of such request, there exists an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect) a portion of such Collections that, together with the other Collections set aside pursuant to this CLAUSE (ii), shall equal the amount necessary to reduce the Purchased Interest to 100%; AND PROVIDED FURTHER, that any Collections received from a Letter of Credit Obligor for which disbursements have been made under a Letter of Credit shall be reimbursed to the Letter of Credit Issuer pursuant to SECTION 4.7(b);

              (iii) if such day is a Termination Day, set aside, segregate and hold in trust for the Issuer the entire remainder of the Issuer's Share of the Collections; PROVIDED, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of "Termination Day" and, thereafter, the conditions set forth in Section 2 of EXHIBIT II are satisfied or waived by the Administrator, such previously set aside amounts shall be reinvested in accordance with CLAUSE (ii) above on the day of such subsequent satisfaction or waiver of conditions; AND PROVIDED FURTHER, that any Collections received from a Letter of Credit Obligor for which disbursements have been made under a Letter of Credit shall be reimbursed to the Letter of Credit Issuer pursuant to SECTION 4.7(b); and

              (iv) subject to the Issuer's security interest under SECTION 1.2(d), release to the Seller (subject to SECTION 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with CLAUSE (ii) or the first proviso to CLAUSE
    (iii) PLUS (y) the amounts that are required to be set aside pursuant to CLAUSE (i), the first proviso to CLAUSE (ii) and CLAUSE (iii) PLUS (z) the Seller's Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables PLUS (aa) amounts required to be reimbursed to the issuer of a Letter of Credit in accordance with the second proviso to CLAUSE (ii) and/or the second proviso to CLAUSE (iii) PLUS (bb) any amounts reimbursable by the Seller to the issuer of a Letter of Credit pursuant to SECTION 4.7(b).

         (c) The Servicer shall deposit into the Administration Account (or such other account designated by the Administrator), on the last day of each Settlement Period (or on the Alternative Settlement Date, if applicable) relating to a Portion of Capital, Collections held for the Issuer pursuant to
SECTION 1.4(b)(i) or SECTION 1.4(f) with respect to such Portion of Capital PLUS the lesser of: (i) the amount of Collections then held for the Issuer pursuant to SECTION 1.4(b)(ii) and SECTION 1.4(b)(iii) and (ii) such Portion of Capital; PROVIDED, that if Falcon is the Servicer and the Administrator has not notified Falcon that such right is revoked, Falcon may retain the portion of the Collections set aside pursuant to SECTION 1.4(b)(i) that represents the Issuer's Share of the Servicing Fee. On the last day of each Settlement Period (or on the Alternative Settlement Date, if applicable) relating to a Portion of Capital, the Administrator will notify the Servicer by facsimile of the amount of Discount accrued with respect to such Portion of Capital during such Settlement Period or portion thereof.

         (d) Upon receipt of funds deposited into the Administration Account pursuant to SECTION 1.4(c), the Administrator shall cause such funds to be distributed as follows:

              (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, FIRST to the Issuer in payment in full of all accrued Discount and fees (other than Servicing Fees) with respect to such Portion of Capital, and SECOND, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to
    SECTION 1.4(b)(i) and has not retained such amounts pursuant to SECTION 1.4(c), to the Servicer (payable in arrears on the last day of each Settlement Period) in payment in full of the Issuer's Share of accrued Servicing Fees so set aside with respect to such Portion of Capital; and

              (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, FIRST to the Issuer in payment in full of all accrued Discount with respect to such Portion of Capital, SECOND to the Issuer in payment in full of such Portion of Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), THIRD, if Falcon or an Affiliate thereof is not the Servicer, to the Servicer in payment in full of all accrued Servicing Fees with respect to such Portion of Capital, FOURTH, if the Capital and accrued Discount with respect to each Portion of Capital have been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than Falcon or an Affiliate thereof) have been paid in full, to the Issuer, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder and, FIFTH, unless such amount has been retained by the Servicer pursuant to SECTION 1.4(c), then to the Servicer (if the Servicer is Falcon or an Affiliate thereof) in payment in full of the Issuer's Share of all accrued Servicing Fees.

Notwithstanding the foregoing, if the Seller has elected to reduce a Portion of the Capital as of an Alternative Settlement Date pursuant to SECTION 1.4(f), on such Alternative Settlement Date the Servicer shall deposit into the Administration Account (or such other account designated by the Administrator) the portion of the Collections set aside pursuant to SECTION 1.4(f), and such amount shall be distributed to the Issuer in reduction of a Portion of the Capital, as selected by the Issuer. After the Capital, Discount, fees payable pursuant to the Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to the Issuer, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

         (e)  For the purposes of this SECTION 1.4:

              (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or any setoff or dispute between the Seller or any Affiliate of the Seller and an Obligor, or the Seller shall have received a Deemed Collection under the Sale Agreements (in each case, other than in respect of any

    Special Program Allowances), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction, adjustment or Deemed Collection;

              (ii)   if on any day any of the representations or warranties in
    Section 1(h) or (o) of EXHIBIT III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

              (iii) except as provided in CLAUSE (i) or (ii) above, or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables;

              (iv) if and to the extent the Administrator or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Administrator or the Issuer but rather to have been retained by the Seller and, accordingly, the Administrator or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof; and

              (v) on the Termination Date, the Seller shall be deemed to have received on such day Collections of Pool Receivables equal to: (A) the aggregate amount by which the Pool Receivables relating to the Special Program Allowances have been discounted, adjusted or otherwise reduced as noted in CLAUSE (i) MINUS (b) the Special Program Allowances.

         (f) If at any time the Seller shall wish to cause the reduction of a Portion of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

              (i) the Seller shall give the Administrator and the Servicer at least two Business Days' prior written notice thereof (or at least three Business Days with regard to an Alternative Settlement Date) (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

              (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections with respect to such Portion of Capital not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction, and

              (iii) the Servicer shall hold such Collections in trust for the Issuer, for payment to the Administrator on the last day of the current Settlement Period relating to such Portion of Capital or on the next Alternative Settlement Date (as specified by the Seller), and the applicable Portion of Capital shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid;

PROVIDED, that:

         A. the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $250,000, and the entire Capital of the Purchased Interest after giving effect to such reduction shall be not less than $20,000,000 and shall be in an integral multiple of $250,000,

         B. the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Settlement Period, and

         C. if two or more Portions of Capital are outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to CLAUSE
    (f)(i), to the Portion of Capital with the shortest remaining Settlement Period (or, if all such Portions of Capital have the same Settlement Period, pro rata).

    Section 1.5. FEES. The Seller shall pay to the Administrator certain fees in the amounts and on the dates set forth in a letter, dated the date hereof, among Falcon, the Seller and the Administrator (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "FEE LETTER").

    Section 1.6. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day.

         (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% PER ANNUM above the Base Rate, payable on demand.

         (c) All computations of interest under SUBSECTION (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

    Section 1.7. DIVIDING OR COMBINING PORTIONS OF THE CAPITAL OF THE PURCHASED INTEREST. The Seller may, on the last day of any Settlement Period, pursuant to written notice delivered to the Administrator in accordance with
SECTION 5.2: (a) at least three Business Days before such last day in the case of a Portion of Capital to be funded based upon the Eurodollar Rate and (b) at least two Business Days before such last day in all other cases, either: (i) divide the Capital of the Purchased Interest into two or more portions (each, a "PORTION OF CAPITAL"), which Portions of Capital may accrue Discount by reference to different rates, equal, in aggregate, to the Capital of the Purchased Interest; PROVIDED, that after giving effect to such division the amount of each such Portion of Capital shall be not less than $1,000,000 and shall be an integral multiple of $250,000, or (ii) combine any two or more Portions of Capital outstanding on such last day and having Settlement Periods ending on such last day into a single Portion of Capital equal to the aggregate of the Capital of such Portions of Capital.

    Section 1.8. INCREASED COSTS. (a) If the Administrator, the Issuer, any Purchaser, any other Program Support Provider or any of their respective Affiliates (each an "AFFECTED PERSON") reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall immediately pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

         (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person, the Seller shall immediately pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

         (c) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

    Section 1.9. REQUIREMENTS OF LAW. If any Affected Person reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

         (a) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

         (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

         (c)  does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is: (x) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (y) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall immediately pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; PROVIDED, HOWEVER, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

    Section 1.10.  INABILITY TO DETERMINE EURODOLLAR RATE.  If the
Administrator shall have determined before the first day of any Settlement Period (which determination shall be conclusive and binding upon the parties hereto), by reason of circumstances affecting the interbank Eurodollar market, either that: (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Issuer (as conclusively determined by the Administrator) of maintaining any Portion of Capital during such Settlement Period, the Administrator shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller before the first day of such Settlement Period. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate unless and until the Administrator shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (ii) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then-current Settlement Periods relating to such Portions of Capital.

                                     ARTICLE II.
                           REPRESENTATIONS AND WARRANTIES;
                            COVENANTS; TERMINATION EVENTS

    Section 2.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the Seller, Falcon and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in EXHIBITS III and IV, respectively.

    Section 2.2. TERMINATION EVENTS. If any of the Termination Events set forth in EXHIBIT V shall occur, the Administrator may (at the direction of, or with the consent of, the Majority Purchasers under the Liquidity Facility; PROVIDED, that no such direction or consent shall be necessary if there are no outstanding purchases under the Liquidity Facility), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); PROVIDED, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f)(i) of
EXHIBIT V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                     ARTICLE III.
                                   INDEMNIFICATION

    Section 3.1. INDEMNITIES BY THE SELLER. Without limiting any other rights that the Administrator, the Issuer, the Letter of Credit Issuer, any Program Support Provider or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for Receivables that are uncollectible due to the inability of the Obligor to pay, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

         (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to the Issuer or the Administrator with respect to Receivables or this Agreement to be true and correct;

         (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;

         (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

         (iv) the failure to vest in the Issuer a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, and (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim;

         (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time;

         (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

         (vii) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts;

         (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

         (ix)   the commingling of Collections at any time with other funds;

         (x)    the use of proceeds of purchases or reinvestments; or

         (xi) any reduction in Capital as a result of the distribution of Collections pursuant to SECTION 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

    Section 3.2. INDEMNITIES BY THE SERVICER. Without limiting any other rights that the Administrator, the Issuer or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to the Issuer or the Administrator by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof.

                                     ARTICLE IV.
                            ADMINISTRATION AND COLLECTIONS

    Section 4.1. APPOINTMENT OF THE SERVICER. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to Falcon (in accordance with this Section) of the designation of a new Servicer, Falcon is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed Falcon or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

         (b) Upon the designation of a successor Servicer as set forth in CLAUSE (a), Falcon agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Falcon shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

         (c) Falcon acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and the Issuer have relied on Falcon's agreement to act as Servicer hereunder. Accordingly, Falcon agrees that it will not voluntarily resign as Servicer.

         (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a "SUB-SERVICER"); PROVIDED, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Issuer shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); PROVIDED, HOWEVER, that if any such delegation is to any Person other than an Originator, the Administrator shall have consented in writing in advance to such delegation.

    Section 4.2. DUTIES OF THE SERVICER. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside for the accounts of the Seller and the Issuer the amount of the Collections to which each is entitled in accordance with ARTICLE
II. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond 30 days) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that: (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Issuer or the Administrator under this Agreement and (ii) if a Termination Event has occurred and Falcon or an Affiliate thereof is serving as the Servicer, Falcon or such Affiliate may make such extension or adjustment only upon the prior written approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (for the benefit of the Issuer and individually), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is Falcon or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; PROVIDED, HOWEVER, that no such direction may be given unless either: (x) a Termination Event has occurred or (y) the Administrator believes in good faith that failure to commence, settle or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.

         (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if Falcon or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections; PROVIDED, HOWEVER, if Falcon or an Affiliate thereof is not the Servicer, the Servicer shall not be under any obligation to remit any such funds to the Seller unless and until the Servicer has received from the Seller evidence satisfactory to the Administrator and the Servicer that the Seller is entitled to such funds hereunder and under applicable law. The Servicer, if other than Falcon or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

         (c) Notwithstanding anything to the contrary contained in this Article, the Servicer, if not Falcon or an Affiliate thereof, shall have no obligation to collect, enforce or take any other action described in this Article with respect to any indebtedness that is not a Pool Receivable other than to deliver to the Seller the collections and documents with respect to any such indebtedness as described in CLAUSE (b). It is expressly understood and agreed by the parties that such Servicer's duties in respect of any indebtedness that is not a Pool Receivable are set forth in this Section in their entirety. Upon delivery by such Servicer to the Seller of funds or records relating to any indebtedness that is not a Pool Receivable, such Servicer shall have discharged in full all of its responsibilities to make any such delivery.

         (d) The Servicer's obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Issuer, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

    After such termination, if Falcon or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

    Section 4.3. LOCK-BOX ARRANGEMENTS. Before the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks and deliver original counterparts thereof to the Administrator. Upon the occurrence of a Termination Event, the Administrator may at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts be redirected pursuant to the Administrator's instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Issuer or any other Person hereunder and the Administrator shall distribute or cause to be distributed such funds in accordance with SECTION 4.2(b) (including the proviso thereto) and
ARTICLE II (in each case as if such funds were held by the Servicer thereunder).

    Section 4.4. ENFORCEMENT RIGHTS. (a) At any time following the occurrence of a Termination Event:

              (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee;

              (ii) the Administrator may instruct the Seller or the Servicer to give notice of the Issuer's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; PROVIDED, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller's or the Servicer's, as the case may be, expense) may so notify the Obligors; and

              (iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

         (b) The Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

    Section 4.5. RESPONSIBILITIES OF THE SELLER. (a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator or the Issuer of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator and the Issuer shall not have any obligation or liability with respect to any Pool Asset, nor shall either of them be obligated to perform any of the obligations of the Seller, Falcon or the Originators thereunder.

         (b) Falcon hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Falcon shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Falcon conducted such data-processing functions while it acted as the Servicer.

    Section 4.6. SERVICING FEE. (a) Subject to CLAUSE (b), the Servicer shall be paid a fee equal to 0.25% PER ANNUM of the average aggregate Outstanding Balance of the Pool Receivables. The Issuer's Share of such fee shall be paid through the distributions contemplated by SECTION 1.4(d), and the Seller's Share of such fee shall be paid by the Seller.

         (b) If the Servicer ceases to be Falcon or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to CLAUSE (a) and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

    Section 4.7. LETTER OF CREDIT. (a) Pursuant to each Letter of Credit, the Issuer may, in certain circumstances, request disbursements thereunder with respect to the Defaulted Receivables of the applicable Letter of Credit Obligor. Such disbursements shall be deemed to be Collections with respect to such Defaulted Receivables and shall be applied in accordance with the allocation provisions of SECTION 1.4(d)(ii).

         (b) Upon the receipt of any Collections with respect to such Defaulted Receivables after any disbursements under a Letter of Credit have been made, such Collections shall be reimbursed to the Letter of Credit Issuer until the Letter of Credit Issuer has received an amount equal to the aggregate amount of all disbursements. Should such amounts prove to be insufficient to reimburse the Letter of Credit Issuer in full, the Letter of Credit Issuer shall be reimbursed for any such shortfall by the Servicer (on behalf of the Seller) from the amounts, if any, payable to the Seller pursuant to SECTION 1.4(b)(iv).

         (c) The Seller shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and, in that connection, the Letter of Credit Issuer shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Letter of Credit Issuer in good faith to be genuine. The Letter of Credit Issuer shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine that the documents delivered in connection with a drawing under such Letter of Credit comply on their face with the requirements of that Letter of Credit. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Letter of Credit Issuer in good faith in connection with the foregoing shall not put the Letter of Credit Issuer under any resulting liability to the Seller or any other Person.

         (d) Notwithstanding anything in this Agreement to the contrary, upon any payment made by the Letter of Credit Issuer under any Letter of Credit honoring a demand for payment made by the beneficiary thereof, the Letter of Credit Issuer shall not be liable to any other Person for or in respect of any amounts paid or disbursed for any reason whatsoever, including, without limitation, the failure of such Person to receive or any delay by such Person in receiving all or any part of the amount so paid or disbursed, or any non-application or misapplication by such beneficiary of the proceeds of such payment or disbursement.


                                      ARTICLE V.
                                    MISCELLANEOUS

    Section 5.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the

Servicer therefrom, shall be effective unless in a writing signed by the Administrator, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment shall be effective until both Moody's and Standard & Poor's have notified the Servicer and the Administrator in writing that such action will not result in a reduction or withdrawal of the rating of any Notes. No failure on the part of the Issuer or the Administrator to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

    Section 5.2. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

    Section 5.3. ASSIGNABILITY. (a) This Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased Interest or an interest therein) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with the prior written consent of the Seller; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld; AND PROVIDED FURTHER, that no such consent shall be required if the assignment is made to PNC, any Affiliate of PNC (other than a director or officer of PNC), any Purchaser or other Program Support Provider or any Person that is: (i) in the business of issuing Notes and (ii) associated with or administered by PNC or any Affiliate of PNC. Each assignor may, in connection with the assignment, disclose to the applicable assignee (that shall have agreed to be bound by SECTION 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, the Issuer or the Administrator.

         (b) The Issuer may at any time grant to one or more banks or other institutions (each a "PURCHASER") party to the Liquidity Agreement, or to any other Program Support Provider, participating interests in the Purchased Interest. In the event of any such grant by the Issuer of a participating interest to a Purchaser or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Purchaser or other

Program Support Provider shall be entitled to the benefits of SECTIONS 1.8 and 1.9.

         (c) This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; PROVIDED, that, unless: (i) such assignment is to an Affiliate of PNC, (ii) it becomes unlawful for PNC to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld.

         (d) Except as provided in SECTION 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

         (e) Without limiting any other rights that may be available under applicable law, the rights of the Issuer may be enforced through it or by its agents.

         (f) Notwithstanding the other provisions of this Section, no assignee pursuant to CLAUSE (a) or grantee pursuant to CLAUSE (b) (other than, in either case, any Affiliate of PNC, any Purchaser that was party to the Liquidity Agreement on the date hereof or any other Person as to which the Seller has provided its consent pursuant to CLAUSE (a)) shall be entitled to receive any greater amount pursuant to SECTIONS 1.8 or 1.9 than the assignor or grantor, as applicable, would have been entitled to receive in respect of the Purchased Interest or rights and obligations herein.

    Section 5.4. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under SECTION 3.1, and subject to the Engagement Letter and the Fee Letter, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all costs and expenses (including Attorney Costs), if any, of the Administrator, the Issuer and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents; PROVIDED, HOWEVER, that the Seller shall not be responsible for the costs and expenses (including Attorney Costs) of Purchasers (in their capacities as such) under the Liquidity Agreement other than such costs and expenses in connection with the enforcement of this Agreement or any other Transaction Document.

         (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

    Section 5.5. NO PROCEEDINGS; LIMITATION ON PAYMENTS. Each of the Seller, the Servicer, the Administrator, the Letter of Credit Issuer, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Issuer is paid in full.

    Section 5.6. CONFIDENTIALITY. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; PROVIDED, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, (b) the Seller's legal counsel and auditors if they agree to hold it confidential and (c) third parties to the extent such disclosure is required by the Credit Facility. Unless otherwise required by applicable law, each of the Administrator and the Issuer agrees to maintain the confidentiality of non-public financial information regarding Falcon and its Subsidiaries and other non-public information marked as confidential by the Servicer or the Seller; PROVIDED, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to Falcon, (ii) legal counsel and auditors of the Issuer or the Administrator if they agree to hold it confidential, (iii) the rating agencies rating the Notes, (iv) any Program Support Provider or potential Program Support Provider, (v) any placement agent placing the Notes and (vi) any regulatory authorities having jurisdiction over PNC, the Issuer, any Program Support Provider or any Purchaser.

    Section 5.7. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,

THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE ISSUER IN THE POOL ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

    Section 5.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

    Section 5.9. SURVIVAL OF TERMINATION. The provisions of SECTIONS 1.8, 1.9, 3.1, 3.2, 4.7(b), 5.4, 5.5, 5.6, 5.7, 5.10 and 5.13 shall survive any termination of this Agreement.

    Section 5.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

    Section 5.11. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Issuer of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Administrator.

    Section 5.12. HEADINGS. The captions and headings of this Agreement and in any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

    Section 5.13. ISSUER'S LIABILITIES. The obligations of the Issuer under the Transaction Documents are solely the corporate obligations of the Issuer. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of the Issuer; PROVIDED, HOWEVER, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
                                       FALCON RECEIVABLE PROGRAM, INC.



                                       By:  /s/ Anthony Navitsky
                                           -----------------------------------
                                           Name:  Anthony Navitsky
                                           Title:  Vice President


                                           Address:
                                           Falcon Receivable Program, Inc.
                                           Two North Riverside Plaza
                                           Suite 1100
                                           Chicago, Illinois  60606

                                           Attention:  Anthony Navitsky
                                           Telephone No.:  (312) 906-6830
                                           Facsimile No.:  (312) 906-8372


                                       FALCON BUILDING PRODUCTS, INC.



                                       By:  /s/ Gus J. Athas
                                           -----------------------------------
                                           Name:  Gus J. Athas
                                           Title:  Senior Vice President

                                           Address:
                                           Falcon Building Products, Inc.
                                           Two North Riverside Plaza
                                           Suite 1100
                                           Chicago, Illinois  60606

                                           Attention:  Anthony Navitsky
                                           Telephone No.:  (312) 906-6830
                                           Facsimile No.:  (312) 906-8372

                                       MARKET STREET FUNDING CORPORATION



                                       By:  /s/ Douglas K. Johnson
                                           -----------------------------------
                                           Name:  Douglas K. Johnson
                                                 -----------------------------
                                           Title: President
                                                 -----------------------------

                                           Address:
                                           Market Street Funding Corporation
                                           c/o AMACAR Group, L.L.C.
                                           6707-D Fairview Road
                                           Charlotte, North Carolina  28210

                                           Attention:  Douglas K. Johnson
                                           Telephone No.:  (704) 365-0569
                                           Facsimile No.:  (704) 365-1362

                                           With a copy to:
                                           PNC Bank, National Association
                                           One PNC Plaza
                                           249 Fifth Avenue
                                           Pittsburgh, Pennsylvania  15220-2707

                                           Attention:  Robert O. Finley, Jr.
                                           Telephone No.:  (412) 762-2047
                                           Facsimile No.:  (412) 762-9184


                                       PNC BANK, NATIONAL ASSOCIATION,
                                         as Administrator



                                       By:  /s/ Richard J. Hendrix
                                           -----------------------------------
                                           Name:  Richard J. Hendrix
                                           Title:  Attorney-in-Fact

                                           Address:
                                           PNC Bank, National Association
                                           One PNC Plaza
                                           249 Fifth Avenue
                                           Pittsburgh, Pennsylvania  15220-2707
                                           Attention:  Robert O. Finley, Jr.
                                           Telephone No.:  (412) 762-2047
                                           Facsimile No.:  (412) 762-9184

                                      EXHIBIT I
                                     DEFINITIONS


               As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

               "ADMINISTRATION ACCOUNT" means the account (account number 1002422076) of the Administrator maintained at the office of PNC at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15220-2707, or such other account as may be so designated in writing by the Administrator to the Servicer.

               "ADMINISTRATOR" has the meaning set forth in the preamble to the Agreement.

               "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Issuer or the Administrator (for the benefit of the Issuer) shall not constitute an Adverse Claim.

               "AFFECTED PERSON" has the meaning set forth in Section 1.8 of the Agreement.

               "AFFILIATE" means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in CLAUSE (a), except that with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

               "AGREEMENT" has the meaning set forth in the preamble to the Agreement.

               "ALTERNATE RATE" for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate PER ANNUM equal to, at the Seller's option: (a) 1.50% PER ANNUM above the Eurodollar Rate for such Settlement Period, or (b) the Base Rate for such Settlement Period; PROVIDED, HOWEVER, that in the case of:

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-1

                         (i) any Settlement Period on or before the first day of which the Administrator shall have been notified by the Issuer, a Purchaser or any other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Issuer, such Purchaser or other Program Support Provider, as applicable, to fund any Portion of Capital based on the Eurodollar Rate (and the Issuer, such Purchaser or other Program Support Provider shall not have subsequently notified the Administrator that such circumstances no longer exist),

                         (ii) any Settlement Period of one to (and including) 15 days,

                         (iii) any Settlement Period as to which: (A) the Administrator does not receive notice before noon (New York City time) on: (1) the second Business Day preceding the first day of such Settlement Period that the Seller desires that the related Portion of Capital be funded at the CP Rate or (2) the third Business Day preceding the first day of such Settlement Period that the Seller desires that the related Portion of Capital be funded at the Alternate Rate and based on the Eurodollar Rate, or (B) the Seller has given the notice contemplated by CLAUSE (A)(1) and the Administrator shall have notified the Seller that funding the related Portion of Capital at the CP Rate is (in the Administrator's sole discretion) economically inadvisable to the Issuer, the Administrator, the Seller or any similarly situated Person or the Issuer is not permitted to issue Notes to fund the Purchased Interest hereunder, or

                         (iv) any Settlement Period relating to a Portion of Capital that is less than $5,000,000,

the "ALTERNATE RATE" for each such Settlement Period shall be an interest rate PER ANNUM equal to the Base Rate in effect on each day of such Settlement Period. The "ALTERNATE RATE" for any day while a Termination Event or Unmatured Termination Event exists shall be an interest rate equal to 2% PER ANNUM above the Base Rate in effect on such day.

               "ALTERNATIVE SETTLEMENT DATE" means the last Business Day of a Fiscal Month.

               "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

               "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.), as amended from time to time.


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-2

               "BASE RATE" means for any day, a fluctuating interest rate PER ANNUM as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

                    (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its "prime rate." Such "prime rate" is set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; and

                    (b)  0.50% PER ANNUM above the latest Federal Funds Rate.

               "BENEFIT PLAN" means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, Falcon or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

               "BUSINESS DAY" means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania, and (b) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

               "BUYER NOTE" has the meaning set forth in the Sale Agreement between the Seller and Falcon.

               "CAPITAL" means the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to the Agreement, or such amount divided or combined in accordance with Section 1.7 of the Agreement, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; PROVIDED, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

               "CHANGE IN CONTROL" means that:

                    (a) Falcon ceases to own, directly or indirectly, 100% of the capital stock of the Seller, or a majority of the capital stock of any Originator, free and clear of all Adverse Claims,

                    (b) at any time before an IPO by Falcon, the Investors or any of their Affiliates (PROVIDED, that, for purposes of this definition only, the reference to 25% in the definition


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-3
               of Affiliate shall be deemed to be 51%) shall cease to own, directly or indirectly, in the aggregate, at least 51% of the issued and outstanding voting stock of Falcon, free and clear of all Liens,

                    (c) at any time after an IPO of Falcon, if any Person (other than the Investors, any of their Affiliates, any Person that is a member of senior management of Falcon, any entity the majority of the equity ownership interests of which is owned by such senior management of Falcon or any Person acting in the capacity of an underwriter), whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired: (i) 30% or more, on a fully diluted basis, of the outstanding common stock of Falcon, or (ii) by voting power, contract or otherwise: (A) the power to vote or direct the voting of 30% or more, on a fully diluted basis, of the outstanding common stock of Falcon or (B) the power to elect or designate for election a majority of the Board of Directors of Falcon,

                    (d) Falcon shall directly or indirectly transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets (whether now owned or hereafter acquired) to any other Person(s), or

                    (e) Falcon shall be a party to any merger or consolidation in which Falcon is not a surviving entity.

                    "COLLECTIONS" means, with respect to any Pool Receivable:
               (a) all funds that are received by any Originator, Falcon, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to
               Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

               "CONCENTRATION PERCENTAGE" means: (a) for any Group A Obligor, 100%, (b) for any Group B Obligor, 10%, except for Sears, Roebuck & Co., whose Concentration Percentage shall be 20% so long as Sears, Roebuck & Co. qualifies as a Group B Obligor, and Lowe's Companies, Inc., whose Concentration Percentage shall be 20% so long as Lowe's Companies, Inc. qualifies as a Group B Obligor; (c) for any Group C Obligor, 7% and (d) for any Group D Obligor, 5%.

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-4

               "CONCENTRATION RESERVE" means, at any time: (a) the aggregate Capital at such time MULTIPLIED BY (b) (i) the Concentration Reserve Percentage DIVIDED BY (ii) 100% MINUS the Concentration Reserve Percentage.

               "CONCENTRATION RESERVE PERCENTAGE" means, at any time, the largest of: (a) the sum of the four largest Group D Obligor Percentages, (b) the sum of the two largest Group C Obligor Percentages and (c) the largest Group B Obligor Percentage.

               "CONSOLIDATED ORIGINATOR" means a group of Originators, which may consist of one Originator, comprised of all those Originators that are consolidated together for the purposes of one of such Originator's financial statements.

               "CONTRACT" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

               "CP RATE" for any Settlement Period for any Portion of Capital means a rate PER ANNUM calculated by the Administrator equal to: (a) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Issuer on each day during such period have been sold by any placement agent or commercial paper dealer selected by the Administrator on behalf of the Issuer; PROVIDED, that if such rate(s) is a discount rate(s), then the CP Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate PER ANNUM, PLUS (b) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of the face amount of such Notes and converted to an interest-bearing equivalent rate PER ANNUM. The "CP RATE" for any day while a Termination Event or Unmatured Termination Event exists shall be an interest rate equal to 2% PER ANNUM above the Base Rate in effect on such day.

               "CREDIT AND COLLECTION POLICY" means, as the context may require, those receivables credit and collection policies and practices of each Originator in effect on the date of the Agreement and described in
Schedule I to the Agreement, as modified in compliance with the Agreement.

               "CREDIT FACILITY" means the Credit Agreement, dated as of June 17, 1997, among Falcon, as Borrower, the lenders from time to time party thereto, Chase Securities, Inc., as Arranger, Bankers Trust Company, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent.

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-5

               "DAYS' SALES OUTSTANDING" means, for any Settlement Period:
(a) the Outstanding Balance of all Pool Receivables at the end of such Settlement Period DIVIDED BY (b) (i) the aggregate credit sales made by all the Originators during the three Fiscal Months ended on or before the last day of such Settlement Period DIVIDED BY (ii) the number of days in such three-month period.

               "DEBT" means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in CLAUSES (a) through (d), and (f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

               "DEEMED COLLECTION" has the meaning assigned thereto in the Sale Agreements.

               "DEFAULT RATIO" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000 of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month PLUS, without double counting, the aggregate Outstanding Balance of all Pool Receivables as to which a payment, or part thereof, remained unpaid for less than 91 days from the original due date for such payment and that was written off as uncollectible during such month, by
(b) the aggregate credit sales made by all the Originators during the month that is five Fiscal Months before such month. For purposes of calculating the Loss Reserve Percentage (Originator) for any Consolidated Originator, the Default Ratio will be calculated as if such Consolidated Originator were the only Originator hereunder.

               "DEFAULTED RECEIVABLE" means a Receivable:

                    (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment; or

                    (b) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (f) of Exhibit V to the Agreement and that, consistent with the applicable Credit and Collection Policy, would be written off the Seller's books as uncollectible.


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-6

               "DELINQUENCY RATIO" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000 of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

               "DELINQUENT RECEIVABLE" means a Pool Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

               "DILUTION HORIZON" means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000 of 1% rounded upward) of: (a) the aggregate credit sales made by all the Originators during the most recent Fiscal Month and the preceding 15 days to (b) the aggregate Outstanding Balance of the Eligible Receivables at the last day of such Fiscal Month.

               "DILUTION RATIO" means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000 of 1% rounded upward) of: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4 (e)(i) of the Agreement during such Fiscal Month to (b) the aggregate credit sales made by all the Originators during the prior Fiscal Month. For purposes of calculating the Dilution Reserve Percentage (Originator) and the Spike Factor for any Consolidated Originator, the Dilution Ratio will be calculated as if such Consolidated Originator were the only Originator hereunder.

               "DILUTION RESERVE" means, on any day, an amount equal to: (a) the Capital at the close of business of the Servicer on such date MULTIPLIED BY (b) (i) the Dilution Reserve Percentage on such date DIVIDED BY (ii) 100% MINUS the Dilution Reserve Percentage on such date.

               "DILUTION RESERVE PERCENTAGE" means, as of any date, the greater of: (a) 5% and (b) the Dilution Horizon TIMES the sum of: (i) the weighted average of each Consolidated Originator's Dilution Reserve Percentage (Originator) and (ii) the weighted average of each Consolidated Originator's Spike Factor, both calculated based upon the ratio of each Consolidated Originator's originated Pool Receivables to the total Pool Receivables.

               "DILUTION RESERVE PERCENTAGE (ORIGINATOR)" means a percentage (calculated for each Consolidated Originator as of the end of each Fiscal Month) equal to: (a) 2 TIMES (b) the rolling average Dilution Ratio (calculated as if such Consolidated Originator were the only Originator hereunder) for the twelve Fiscal Months then ended.

               "DISCOUNT" means:


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-7

                    (a) for the Portion of Capital for any Settlement Period to the extent the Issuer will be funding such Portion of Capital on the first day of such Settlement Period through the issuance of Notes,

                                CPR x C x ED/360 + TF

                    (b) for the Portion of Capital for any Settlement Period to the extent the Issuer will not be funding such Portion of Capital on the first day of such Settlement Period through the issuance of Notes:

                                AR x C x ED/Year + TF

               where:
                    AR   =    the Alternate Rate for the Portion of Capital for
                              such Settlement Period,

                    C    =    the Portion of Capital during such Settlement
                              Period,

                    CPR  =    the CP Rate for the Portion of Capital for such
                              Settlement Period,

                    ED   =    the actual number of days during such Settlement
                              Period,

                    Year =    if such Portion of Capital is funded based upon:
                              (i) the Eurodollar Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

                    TF   =    the Termination Fee, if any, for the Portion of
                              Capital for such Settlement Period;

PROVIDED, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; AND PROVIDED FURTHER, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

               "EBITDA" means, with respect to Falcon and its consolidated Subsidiaries for any period: (a) consolidated net income for such period (excluding undistributed earnings in Persons that are 50% or less owned, directly or indirectly, by Falcon, the effect of any extraordinary or non-recurring gains or losses and any gains or losses from the sale of assets) PLUS (b) to the extent reflected in the consolidated income statement of Falcon for such period, without duplication, the sum of: (i) Net Interest Expense, (ii) federal, state and local income and franchise taxes, (iii) depreciation expense, (iv) amortization expense

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-8

(including amortization of prepaid management fees), (v) all transaction fees and expenses incurred in connection with effecting any merger or acquisition permitted by the Transaction Documents and (vi) any other noncash items that had the effect of reducing consolidated net income for such period (but MINUS any noncash items that had the effect of increasing consolidated net income for such period).

               "ELIGIBLE RECEIVABLE" means, at any time, a Pool Receivable:



                    (a) the Obligor of which is: (i) a United States resident or a resident of such other jurisdiction as has been approved in writing by the Administrator; PROVIDED, HOWEVER, that if the Obligor of such Receivable is a resident of a jurisdiction other than the United States, the Outstanding Balance of such Receivable when added to the Outstanding Balance of all other Receivables of Obligors that are not residents of the United States shall not exceed 2.5% of the Net Receivables Pool Balance, (ii) not a government or a governmental subdivision or agency and (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement;

                    (b) that is denominated and payable only in U.S. dollars in the United States;

                    (c) that has a stated maturity that is not more than 60 days after the original due date of such Receivable; PROVIDED, HOWEVER, that, if permitted pursuant to the applicable Credit and Collection Policy, a Receivable may have a stated maturity of up to 120 days after the original due date of such Receivable so long as the Outstanding Balance of such Receivable, when added to the Outstanding Balance of all other Receivables with a stated maturity of greater than 60 days from the original due date of such Receivable, shall not exceed 3% of the Net Receivables Pool Balance.

                    (d) that arises from the sale and delivery of goods and services in the ordinary course of an Originator's business;

                    (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

                    (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect;

                    (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim;


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-9

                    (h) that satisfies all applicable requirements of the applicable Credit and Collection Policy;

                    (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement;

                    (j) in which the Seller owns good and marketable title and that is freely assignable by the Seller;

                    (k) for which the Issuer shall have a valid and enforceable undivided percentage ownership interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

                    (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper;

                    (m) that is not a Defaulted Receivable or a Delinquent Receivable;

                    (n) for which neither the Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor;

                    (o) for which Defaulted Receivables of the related Obligor do not exceed 25% of the Outstanding Balance of all such Obligor's Receivables; and

                    (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof.

               "ENGAGEMENT LETTER" means the Engagement Letter, dated April 18, 1997, between PNC Capital Markets, Inc. and Falcon relating to the transactions contemplated herein.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

               "ERISA AFFILIATE" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or Falcon,
(b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or Falcon, (c) a member of the same affiliated service group (within the meaning of Section 414(m) of


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-10
the Internal Revenue Code) as the Seller, any Originator, Falcon, any corporation described in CLAUSE (a) or any trade or business described in CLAUSE
(b), or (d) as to the Seller or any of its Affiliates, Eagle Industrial Products Corporation and all other Person(s) that are members of Eagle Industrial Products Corporation's controlled group or under common control therewith (within the meaning of Sections 414(b) and (c) of the Internal Revenue Code), but only until the termination of the Agreement dated as of October 24, 1994 among the Pension Benefit Guaranty Corporation, Falcon and certain of its Affiliates.

               "EURODOLLAR RATE" means, for any Settlement Period, an interest rate PER ANNUM (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                                        LIBOR
                      -----------------------------------------
                      100% - Eurodollar Rate Reserve Percentage

where "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Settlement Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Settlement Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Settlement Period.

               "EXCESS CONCENTRATION" means, for each Obligor, the aggregate amount by which the Outstanding Balance of Eligible Receivables of such Obligor then in the Receivables Pool exceeds: (a) the Concentration Percentage for such Obligor MULTIPLIED BY (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

               "EXISTING SHAREHOLDERS" shall mean the shareholders and management of Falcon existing immediately before the recapitalization/merger referenced in clause 1(iv) of Exhibit II to the Agreement.

               "FACILITY TERMINATION DATE" means the earliest to occur of:
(a) June 17, 2002, (b) the date determined pursuant to Section 2.2 of the Agreement and (c) the date the Purchase Limit reduces to zero pursuant to
Section 1.1(b) of the Agreement.

               "FALCON" has the meaning set forth in the preamble to the Agreement.

               "FEDERAL FUNDS RATE" means, for any day, the PER ANNUM rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-11
such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "COMPOSITE 3:30 P.M. QUOTATIONS") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

               "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

               "FEE LETTER" has the meaning set forth in Section 1.5 of the Agreement.

               "FISCAL MONTH" means those periods described on Schedule IV to the Agreement.

               "FORM S-4" means the Registration Statement on Form S-4 [AMENDMENT NO. 2, DATED MAY 21, 1997], filed by Falcon with the Securities and Exchange Commission.

               "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "GROUP A OBLIGOR" shall mean either Wal-Mart or Home Depot provided such Obligor maintains a short-term rating of: (a) "A-1" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "A+" or better by Standard & Poor's on its long-term senior unsecured debt securities, and (b) "P-1" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "A1" or better by Moody's on its long-term senior unsecured debt securities PROVIDED, that if the ratings for any Obligor are split between the definition of "Group A Obligor" and "Group B Obligor," such Obligor shall be considered a Group B Obligor.

               "GROUP B OBLIGOR" means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) "A-2" by Standard & Poor's, or if such Obligor does not have a short-term rating from

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-12

Standard & Poor's, a rating of "BBB+" to "A" by Standard & Poor's on its long-term senior unsecured debt securities, and (b) "P-2" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa1" to "A2" by Moody's on its long-term senior unsecured debt securities; PROVIDED, that if the ratings for any Obligor are split between the definition of "Group B Obligor" and "Group C Obligor," such Obligor shall be considered a Group C Obligor.

               "GROUP B OBLIGOR PERCENTAGE" means, at any time, for each Group B Obligor, the percentage equivalent of: (a) the total Eligible Receivables of such Group B Obligor less any Excess Concentrations of such Obligor; PROVIDED, that, with respect to any Group B Obligor that is a Letter of Credit Obligor, the lesser of: (i) the amount of the Letter of Credit issued for such Letter of Credit Obligor and (ii) the total Eligible Receivables of such Letter of Credit Obligor, shall not be included, DIVIDED BY (b) the aggregate Eligible Receivables at such time.

               "GROUP C OBLIGOR" means an Obligor with a short-term rating of at least: (a) "A-3" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB-" to "BBB" by Standard & Poor's on its long-term senior unsecured debt securities, and (b) "P-3" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa3" to "Baa2" by Moody's on its long-term senior unsecured debt securities; PROVIDED, that if the ratings for any Obligor are split between the definition of "Group C Obligor" and "Group D Obligor," such Obligor shall be considered a Group D Obligor.

               "GROUP C OBLIGOR PERCENTAGE" means, at any time, for each Group C Obligor, the percentage equivalent of: (a) the total Eligible Receivables of such Group C Obligor less any Excess Concentrations of such Obligor; PROVIDED, that, with respect to any Group C Obligor that is a Letter of Credit Obligor, the lesser of: (i) the amount of the Letter of Credit issued for such Letter of Credit Obligor and (ii) the total Eligible Receivables of such Letter of Credit Obligor, shall not be included, DIVIDED BY (b) the aggregate Eligible Receivables at such time.

               "GROUP D OBLIGOR" means an Obligor whose long-term senior unsecured debt securities either are not Investment Grade or are not rated by either Standard & Poor's or Moody's.

               "GROUP D OBLIGOR PERCENTAGE" means, at any time, for each Group D Obligor: (a) the total Eligible Receivables of such Group D Obligor less any Excess Concentrations of such Obligor; PROVIDED, that, with respect to any Group D Obligor that is a Letter of Credit Obligor, the lesser of:
(i)the amount of the Letter of Credit issued for such Letter of Credit Obligor and (ii)the total Eligible Receivables of such Letter of Credit

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-13

Obligor, shall not be included, DIVIDED BY (b) the aggregate Eligible Receivables at such time.

               "INDEMNIFIED AMOUNTS" has the meaning set forth in Section3.1 of the Agreement.

               "INDEPENDENT DIRECTOR" has the meaning set forth in paragraph 3(c) of ExhibitIV to the Agreement.

               "INFORMATION PACKAGE" means a report, in substantially the form of Annex B to the Agreement, furnished to the Administrator pursuant to the Agreement.

               "INSOLVENCY PROCEEDING" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

               "INTEREST COVERAGE RATIO" means, with respect to Falcon and its consolidated Subsidiaries for any period, the ratio of: (a) EBITDA for such period to (b) Net Cash Interest Expense for such period.

               "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

               "INVESTMENT GRADE" means, with respect to any Person, a rating on its long-term senior unsecured debt securities of: (a) at least "BBB-", or, if such Person's long-term senior unsecured debt securities are not rated by Standard & Poor's, a short-term rating of at least "A-3" by Standard & Poor's, and (b) at least "Baa3" by Moody's, or, if such Person's long-term senior unsecured debt securities are not rated by Moody's, a short-term rating of at least "P-3" by Moody's. However, if only one of Standard & Poor's and Moody's maintains a rating on such Person's securities, such rating shall be no lower than the ratings applied for the purposes of CLAUSES (a) and (b).

               "INVESTORS" shall mean Investcorp, S.A., certain affiliated entities and the other initial investors in FBP Acquisition Corp., Inc.

               "IPO" means any sale by Falcon through a public offering of its common (or other voting) stock pursuant to an effective registration statement (other than a registration statement on

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-14
any of Forms S-4, S-8 or any successor or similar form) filed under the Securities Act of 1933, as amended.

               "ISSUER" has the meaning set forth in the preamble to the Agreement.

               "ISSUER'S SHARE" of any amount means such amount TIMES the Purchased Interest at the time of determination.


               "LETTER OF CREDIT" means: (a) the letter of credit number A-309206 dated June 17, 1997, issued by PNC Bank, National Association, at the request of the Seller and for the benefit of the Issuer, in connection with certain Defaulted Receivables of the Letter of Credit Obligor identified therein, or (b) any future letter of credit issued in connection with other Letter of Credit Obligors.

               "LETTER OF CREDIT OBLIGOR" means any Obligor for which draws under a Letter of Credit are permitted, under certain circumstances, in connection with such Obligor's Defaulted Receivables.

               "LIBOR" means the rate of interest PER ANNUM determined by the Administrator to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest PER ANNUM notified to the Administrator by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Settlement Period would be offered by major banks in the London interbank market to such Reference Bank at its request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Settlement Period.

               "LIQUIDITY AGENT" means PNC in its capacity as the Liquidity Agent pursuant to the Liquidity Agreement.

               "LIQUIDITY AGREEMENT" means the Liquidity Asset Purchase Agreement, dated as of May 2, 1996 (and as amended by Amendment No. 1 to Liquidity Agreement, dated as of the date hereof), between the purchasers from time to time party thereto, the Issuer and PNC, as Administrator and Liquidity Agent, as the same may be further amended, supplemented or otherwise modified from time to time.

               "LOCK-BOX ACCOUNT" means an account maintained at a bank or other financial institution for the purpose of receiving Collections.

               "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of Annex A to the Agreement, among the Seller, the Servicer and a Lock-Box Bank.

               "LOCK-BOX BANK" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-15

               "LOSS RESERVE" means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date MULTIPLIED BY
(b)(i) the Loss Reserve Percentage on such date DIVIDED BY (ii) 100% MINUS the Loss Reserve Percentage on such date.

               "LOSS RESERVE PERCENTAGE" means, on any date, the greater of:
(a) 4% or (b) the weighted average (calculated based upon the ratio of each Consolidated Originator's originated Pool Receivables to the total Pool Receivables) of each Consolidated Originator's Loss Reserve Percentage (Originator).

               "LOSS RESERVE PERCENTAGE (ORIGINATOR)" means a percentage (calculated for each Consolidated Originator as of the end of each Fiscal Month) equal to: (a) 2 TIMES (b) the highest average of the Default Ratios for any three consecutive Fiscal Months during the twelve Fiscal Months then ended TIMES (c) the aggregate credit sales made during the four Fiscal Months then ended DIVIDED BY (d) the aggregate Outstanding Balance of Eligible Receivables as of such date; all calculated as if such Consolidated
Originator were the only Originator hereunder.

               "MATERIAL ADVERSE EFFECT" means, with respect to any event or circumstance, a material adverse effect on:

                    (a) the assets, operations, business or financial condition of the Seller, the Originators (taken together) or the Servicer, in each case on a consolidated basis;

                    (b) the ability of any of the Seller, the Originators (taken together) or the Servicer, in each case on a consolidated basis, to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

                    (c) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables; or

                    (d) the status, perfection, enforceability or priority of the Issuer's or the Seller's interest in the Pool Assets;

PROVIDED, that the occurrence or resolution of any event or circumstance that has been specifically disclosed in the Form S-4 or the 1996 Form 10-K shall not constitute a Material Adverse Effect.

               "MONTHLY SETTLEMENT DATE" means the twelfth Business Day after each Fiscal Month.

               "MOODY'S" means Moody's Investors Service, Inc.


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-16

               "NET CASH INTEREST EXPENSE" means: (a) interest paid in cash in such period MINUS (b) interest received in cash in the United States during such period.

               "NET INTEREST EXPENSE" means: (a) interest expense for such period (excluding the amortization of all fees payable in connection with the incurrence of Debt) PLUS (b) capitalized interest paid during such period MINUS (c) interest received in cash in the United States during such period.

               "NET RECEIVABLES POOL BALANCE" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool MINUS (b) the Excess Concentration MINUS (c) the aggregate amount of Special Program Allowances for all Originators at such time.

               "1996 FORM 10-K" means Falcon's annual report filed on Form 10-K with the Securities and Exchange Commission on March 20, 1997.

               "NOTES" means short-term promissory notes issued or to be issued by the Issuer to fund its investments in accounts receivable or other financial assets.

               "OBLIGOR" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

               "ORIGINATOR" has the meaning set forth in the Sale Agreements.

               "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

               "PERMITTED DEBT" has the meaning set forth in Section 1(o) of
Exhibit IV to the Agreement.

               "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

               "PNC" has the meaning set forth in the preamble to the Agreement.

               "POOL ASSETS" has the meaning set forth in Section 1.2(d) of the Agreement.

               "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

               "PORTION OF CAPITAL" has the meaning set forth in Section 1.7 of the Agreement. In addition, at any time when the

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-17

Capital of the Purchased Interest is not divided into two or more such portions, "Portion of Capital" means 100% of the Capital.

               "PROGRAM SUPPORT AGREEMENT" means and includes the Liquidity Agreement and any other agreement entered into by any Program Support
Provider providing for: (a) the issuance of one or more letters of credit for the account of the Issuer, (b) the issuance of one or more surety bonds for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's Receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

               "PROGRAM SUPPORT PROVIDER" means and includes any Purchaser and any other Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer, or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Issuer's securitization program.

               "PURCHASE LIMIT" means $100,000,000, as such amount may be reduced pursuant to Section 1.1(b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit MINUS the then outstanding Capital.

               "PURCHASED INTEREST" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Facility Termination Date, (b) all Related Security with respect to such Pool Receivables, and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                               Capital + Total Reserves
                           --------------------------------
                             Net Receivables Pool Balance

       The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of the Agreement.

               "PURCHASER" has the meaning set forth in Section 5.3(b) of the Agreement.

               "PURCHASER'S YIELD" means, for any Settlement Period, the Discount PLUS all Fees payable under the Fee Letter accrued or to accrue during such Settlement Period, expressed as a percentage

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-18
of Capital and converted to an interest-bearing equivalent rate PER ANNUM.

               "RECEIVABLE" means any indebtedness and other obligations owed to the Seller, Falcon or any Originator by, or any right of the Seller, Falcon or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

               "RECEIVABLES POOL" means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement between the Seller and Falcon.

               "REFERENCE BANK" means PNC.

               "RELATED SECURITY" means, with respect to any Receivable:

                    (a) all of the Seller's, Falcon's and the Originator thereof's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

                    (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto; and

                    (c) all of the Seller's, Falcon's and any Originator's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

               "SALE AGREEMENT" means any of: (a) the Contribution and Sale Agreement, dated as of May 2, 1996, between the Seller and Falcon, and (b) the Receivables Sale and Servicing Agreement, dated as of May 2, 1996, between Falcon and the Originators, as either such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-19

               "SELLER" has the meaning set forth in the preamble to the Agreement.

               "SELLER'S SHARE" of any amount means the greater of: (a) $0 and (b) such amount MINUS the Issuer's Share.

               "SERVICER" has the meaning set forth in the preamble to the Agreement.

               "SERVICING FEE" shall mean the fee referred to in Section 4.6 of the Agreement.

               "SETTLEMENT PERIOD" for each Portion of Capital means:
(a) before the Termination Date: (i) initially the period commencing on the date of a purchase pursuant to Section 1.2 of the Agreement and ending on (but not including) the next Monthly Settlement Date (or Alternative Settlement Date, if applicable), and (ii) thereafter, each period commencing on such Monthly Settlement Date (or Alternative Settlement Date, if applicable) and ending on (but not including) the next Monthly Settlement Date, and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.

               "SPECIAL PROGRAM ALLOWANCE" means, with respect to the Pool Receivables originated by any Originator at any time, the aggregate amount of such Pool Receivables attributable to cash discounts, volume rebates or advertising allowances permitted to be set-off against payments due in respect of such Pool Receivables as reflected in the books and records of such Originator at such time.

               "SPIKE FACTOR" means, for any Fiscal Month for each Consolidated Originator, the positive difference, if any, between: (a) the highest average Dilution Ratio for any two consecutive Fiscal Months during the twelve previous Fiscal Months and (b) the average Dilution Ratio for such twelve months, both calculated as if such Consolidated Originator were the only Originator hereunder.

               "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               "SUBSIDIARY" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-20
of such Person or (c) by such Person and one or more Subsidiaries of such Person.

               "TERMINATION DATE" means the earlier of: (a) the Business Day that the Seller so designates by written notice to the Administrator pursuant to Section 1.1 (b) of the Agreement and (b) the Facility Termination Date.

               "TERMINATION DAY" means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or
(b) each day that occurs on or after the Termination Date.

               "TERMINATION EVENT" has the meaning specified in Exhibit V to the Agreement.

               "TERMINATION FEE" means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the Issuer from investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

               "TOTAL RESERVES" means, at any time: (a) the Yield Reserve at such time PLUS (b) the greater of: (i) the Loss Reserve at such time PLUS the Dilution Reserve at such time and (ii) the Concentration Reserve.

               "TRANSACTION DOCUMENTS" means the Agreement, the Letters of Credit, the Lock-Box Agreements, the Liquidity Agreement, the Fee Letter, the Engagement Letter, the Sale Agreements and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.


               "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

               "UNMATURED TERMINATION EVENT" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event (it being understood that any nonpayment, event or condition of the type described in paragraph (j) of EXHIBITV that permits the acceleration of the maturity of any Permitted Debt, which acceleration has not been required, shall constitute an Unmatured Termination Event).

               "YIELD RESERVE" means, at any time:

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-21

                           (PY/360 x 2(DSO) x Capital) + SF

               where:

                    PY   =    the Purchaser's Yield computed for the most
                              recent Settlement Period,

                    DSO  =    the most recent Days' Sales Outstanding, and

                    SF   =    the accrued and unpaid Servicing Fee.

               OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit I-22

                                      EXHIBIT II
                               CONDITIONS OF PURCHASES


               1. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of the Agreement is subject to the conditions precedent that:

                    (i) the Credit Facility shall be in full force and effect and shall be in form and substance reasonably satisfactory to PNC,

                    (ii)   Falcon shall have received:

                              (A) at least $134,600,000 in gross cash proceeds from the sale to the Investors of newly issued common stock of FBP Acquisition Corp., Inc., and

                              (B)  at least $245,000,000 in gross cash
               proceeds from an issuance by Falcon of: (1) subordinated unsecured loans, (2) at least $145,000,000 in gross cash proceeds of senior subordinated notes and at least $100,000,000 in gross cash proceeds of senior subordinated discount notes or (3) such other amounts of such senior subordinated indebtedness, in each case on terms and conditions reasonably satisfactory to PNC,

                    (iii) the value of: (A) the common stock of Falcon held by Existing Shareholders (valued at a price per share equal to the price at which the Investors purchased their common stock) PLUS (B) the amount referred to in CLAUSE (ii)(a) shall equal at least $152,900,000,

                    (iv) the recapitalization of Falcon and its Subsidiaries shall have been consummated in accordance with applicable law and pursuant to the Agreement and Plan of Merger, dated as of March 20, 1997, between Falcon and FBP Acquisition Corp, Inc. shall have been consummated, and no provision of such agreement shall have been waived, amended, supplemented or otherwise modified in any material respect without the consent of PNC,

                    (v) all of the existing indebtedness of Falcon and its Subsidiaries (except for certain industrial revenue bonds and capitalized leases in an amount not to exceed $4,000,000 and intra-company debt in connection with the Transaction Documents) shall have been repaid on satisfactory terms,

                    (vi) the aggregate amount (exclusive of fees and expenses): (A) expended by the Investors to purchase shares of Falcon's common stock from Existing Shareholders and to

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit II-1
               refinance existing indebtedness (including in connection with the Transaction Documents) and (B) represented by the value attributable to the common stock of Falcon retained by the Existing Shareholders (as calculated pursuant to CLAUSE (iii)(A)), shall not have been greater than $585,000,000,

                    (vii) Falcon shall have expended (or be obligated to expend) no more than $60,000,000 in respect of fees and expenses related to the merger/recapitalization referenced in CLAUSE(iv) and the financings and other transactions related thereto (including the amendments to the Transaction Documents),

                    (viii) the Investors shall have acquired approximately
               85% of Falcon's voting stock (after giving effect to the merger of FBP Acquisition Corp, Inc. and Falcon),

                    (ix) the corporate and capital structure of Falcon and each of its Subsidiaries (including the organization documents and capitalization for each of them, and the ownership profile of each of them (but excluding the identity and amount of equity contribution of any Investor)) after the merger/recapitalization referenced in CLAUSE (iv) shall be reasonably satisfactory to PNC in all respects,

                    (x) PNC shall have received unaudited interim consolidated financial statements for Falcon for the month of April 1997 and the quarter ended March 1997,

                    (xi) PNC shall have received a satisfactory PRO FORMA consolidated balance sheet for Falcon as at the end of April 1997 after giving effect to the financings and other transactions contemplated thereby (including the amendments to the Transaction Documents),

                    (xii)  no litigation, inquiry, injunction or
               restraining order shall be pending, entered or threatened, other than what has been disclosed in the Form S-4 or the 1996 Form 10-K, copies of which shall have been provided to PNC:

                              (1) with respect to the merger/recapitalization referenced in CLAUSE (iv) and the financing arrangements and the other transactions contemplated thereby (including the amendments to the Transaction Documents), or

                              (2) that, if there is a probability of an adverse determination, is reasonably likely to have a Material Adverse Effect,


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit II-2

                         (xiii) there shall not have been any change,
               development or event since December 31, 1996 that has had, or could reasonably be expected to have, a Material Adverse Effect,

                         (xiv) PNC shall be reasonably satisfied with the status of all employee benefit and environmental matters involving Falcon and/or its Subsidiaries, and

                         (xv)   PNC shall have received an opinion of
               Murray, Devine & Co., in form and substance reasonably satisfactory to PNC, which shall document the solvency of Falcon and its Subsidiaries after giving effect to the consummation of the merger/recapitalization referenced in CLAUSE (iv) and the financings and other transactions contemplated thereby (including the amendments to the Transaction Documents), and the Administrator shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the Administrator:

                    (a) A counterpart of the Agreement duly executed by the Seller and the Servicer, and, except to the extent already delivered in connection with the Original RPA, a counterpart of the Sale Agreements duly executed by the Seller, Falcon and the Originators, as applicable.

                    (b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators (except to the extent already delivered in connection with the Original RPA) and Falcon authorizing the execution, delivery and performance by the Seller, such Originator and Falcon, as the case may be, of the Agreement and the other Transaction Documents to which it is a party, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other
               Transaction Documents and (iii) except to the extent already delivered in connection with the Original RPA (unless since modified) the certificate of incorporation and by-laws of each of the Seller, each Originator and Falcon.

                    (c) Except to the extent already delivered in connection with the Original RPA, a certificate of the Secretary or Assistant Secretary of each of the Seller, the Originators and Falcon certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Administrator receives a subsequent incumbency certificate from the Seller, an Originator or Falcon, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, an Originator or Falcon, as the case may be.

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit II-3

                    (d) Except to the extent already delivered in connection with the Original RPA, acknowledgment copies, or time stamped receipt copies, of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller, Falcon and the Issuer contemplated by the Agreement and the Sale Agreements, including amendments to certain UCC financing statements filed in connection with the Original RPA, which amendments (including to reflect the change in the Seller's name from Centrally Held Eagle Receivables Program, Inc. to Falcon Receivable Program, Inc.) to such UCC financing statements shall have been executed by the applicable Persons and delivered to the Administrator or its representative for filing.

                    (e) Acknowledgment copies, or time-stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators, Falcon or the Seller, including terminations of certain UCC financing statements filed in connection with the Receivables Purchase Agreement (Designated Receivables) entered into concurrently with the Original RPA, which terminations to such UCC financing statements shall have been executed by the applicable Persons and delivered to the Administrator or its representative for filing.

                    (f) (i) Except to the extent already delivered in
               connection with the Original RPA, completed UCC search reports, dated on or shortly before the date of the initial purchase under the Original RPA, listing the financing statements referred to in SUBSECTION (e) above (other than with respect to the termination statements to be filed in connection with the Receivables Purchase Agreement (Designated Receivables) referred to in SUBSECTION (e) above) and all other effective financing statements filed in the jurisdictions referred to in SUBSECTION (e) above that name the Originators, Falcon or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator may request, showing no Adverse Claims on any Pool Assets.

                         (ii) Completed UCC search reports, dated on or
               shortly before the date of effectiveness of this Agreement, listing all effective financing statements filed in all applicable jurisdictions that name the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit II-4

               Corporation in such jurisdictions, as the Administrator may request, showing no Adverse Claims on any Pool Assets.

                    (g) Except to the extent already delivered in connection with the Original RPA, copies of executed Lock-Box Agreements with the Lock-Box Banks.

                    (h) Favorable opinions, in form and substance reasonably satisfactory to the Administrator, of: (i) Gibson, Dunn & Crutcher, counsel for the Seller and the Servicer, and
               (ii) Gus J. Athas, General Counsel for the Seller and the
               Servicer.

                    (i) Except to the extent already completed in connection with the Original RPA (except to the extent further review or audit is determined to be necessary by the Administrator in connection herewith), satisfactory results of a review and audit (performed by representatives of the Administrator) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

                    (j) A pro forma Information Package representing the performance of the Receivables Pool for the Fiscal Month before closing.

                    (k) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement and, in each case, payable in accordance with the Engagement Letter and the Fee Letter.

                    (l) The Fee Letter duly executed by the Seller and the Servicer.

                    (m) Good standing certificates with respect to each of the Seller, the Originators and the Servicer issued by the Secretaries of State (or similar official) of the states of each such Person's organization and principal place of business.

                    (n) Letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transaction contemplated by the Agreement.

                    (o) Except to the extent already delivered in connection with the Original RPA, the Liquidity Agreement


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit II-5
               and all other Transaction Documents duly executed by the
               parties thereto, including the amendments to the Liquidity Agreement and the Sale Agreements to be entered into concurrently herewith.

                    (p) The Letter of Credit for Sears, Roebuck & Co. shall have been issued and be in full force and effect, and Letter of Credit Issuer, in connection with its issuance of such Letter of Credit, shall have received a legal, valid and enforceable security interest in certain Defaulted Receivables of such Letter of Credit Obligor.

                    (q) Such other approvals, opinions or documents as the Administrator or Issuer may reasonably request.

               2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase (except as to CLAUSE (a), including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

                    (a) in the case of each purchase, the Servicer shall have delivered to the Administrator on or before such purchase, in form and substance satisfactory to the Administrator, a completed pro forma Information Package to reflect the level of Capital and related reserves after such subsequent purchase;

                    (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                    (i) the representations and warranties contained in ExhibitIII to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date; and

                    (ii) no event has occurred and is continuing, or would
               result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;

PROVIDED, HOWEVER, that the existence of an Unmatured Termination Event (other than an Unmatured Termination Event of the type described in clause (i) of
Exhibit V to the Agreement or resulting from the failure of the Seller or the Servicer to deliver any Information Package when due) shall not prohibit any reinvestment or purchase on any day that does not cause the Capital, after giving effect to such reinvestment or purchase, to exceed the Capital as of the opening of business on such day.


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit II-6

                                     EXHIBIT III
                            REPRESENTATIONS AND WARRANTIES


               1. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

                    (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

                    (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller's use of the proceeds of purchases and reinvestments: (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with: (1)the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or
(4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

                    (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in ExhibitII to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder, and the approval of the Administrative Agent under the Credit Facility, which approval has been obtained and continues in full force and effect.

                    (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                            RECEIVABLES PURCHASE AGREEMENT
                                    Exhibit III-1

                    (e) The balance sheets of the Seller as at December 31, 1996, and the related statements of income and retained earnings of the Seller for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of the Seller as at such date and the results of the operations of the Seller for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1996 there has been no Material Adverse Effect.

                    (f) There is no pending or, to the best knowledge of the Seller, threatened action or proceeding affecting the Seller before any Governmental Authority or arbitrator.

                    (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

                    (h) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, the Issuer shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a security interest in favor of the Issuer in the Pool Assets, and the Issuer has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller and Falcon pursuant to the Sale Agreements and the Issuer relating to the Agreement.

                    (i) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.

                    (j) The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address referred to in Sections 1(b) and 2(b) of Exhibit IV to the Agreement.

                            RECEIVABLES PURCHASE AGREEMENT
                                    Exhibit III-2

                    (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements.

                    (l) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

                    (m) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in the Issuer.

                    (n) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations G or U of the Federal Reserve Board.

                    (o) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

                    (p) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

                    (q) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

                    (r) The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

                    (s) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

                    (t) The Seller's complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(l)(v) of
Exhibit IV to the Agreement.

                            RECEIVABLES PURCHASE AGREEMENT
                                    Exhibit III-3

               2. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants as follows:

                    (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

                    (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use of the proceeds of purchases and reinvestments: (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with: (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

                    (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party.

                    (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                    (e) The balance sheets of the Servicer and its consolidated Subsidiaries as at December 31, 1996, and the related statements of income and retained earnings of the Servicer and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of the Servicer and its consolidated Subsidiaries as at such date and the results of the operations of the Servicer and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently

                            RECEIVABLES PURCHASE AGREEMENT
                                    Exhibit III-4
applied, and since December 31, 1996 there has been no Material Adverse
Effect.

                    (f) Except as disclosed in the most recent audited financial statements of Falcon furnished to the Administrator, there is no pending or, to the best knowledge of the Servicer, threatened action or proceeding affecting the Servicer or any of its Subsidiaries before any Governmental Authority or arbitrator that could have a Material Adverse Effect.

                    (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section12 of the Securities Exchange Act of 1934.

                    (h) Each Information Package (if prepared by the Servicer or one of its Affiliates, or to the extent that information contained therein is supplied by the Servicer or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.

                    (i) The principal place of business and chief executive office (as such terms are used in the UCC) of the Servicer and the office where the Servicer keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to the Agreement.

                    (j) The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority.

                    (k) Neither the Servicer nor any Affiliate of the Servicer has any direct or indirect ownership or other financial interest in the Issuer.

                    (l) The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

                    (m) The Servicer has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

                            RECEIVABLES PURCHASE AGREEMENT
                                    Exhibit III-5

                                      EXHIBIT IV
                                      COVENANTS


               1. COVENANTS OF THE SELLER. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

                    (a) COMPLIANCE WITH LAWS, ETC. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

                    (b)  OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC.  The
Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, pursuant to CLAUSE (l)(v) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). Notwithstanding the above, in no event shall the Seller have or maintain, or be a partner in any partnership that has or maintains, its jurisdiction of organization, principal place of business

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit IV-1
or principal assets in any of the states of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming.

                    (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.

                    (d) OWNERSHIP INTEREST, ETC. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Issuer, including taking such action to perfect, protect or more fully evidence the interest of the Issuer as the Issuer, through the Administrator, may reasonably request.

                    (e) SALES, LIENS, ETC. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

                    (f) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

                    (g) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Seller shall not make (or permit any Originator to make) any material change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect. The Seller shall not make (or permit any Originator to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.

                    (h) AUDITS. The Seller shall (and shall cause Falcon and each Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit IV-2

Administrator, permit the Administrator, or its agents or representatives:
(i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or Falcon or any such Originator) relating to Receivables and the Related Security, including the related Contracts, and
(ii) to visit the offices and properties of the Seller, Falcon or the Originators for the purpose of examining such materials described in CLAUSE (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, Falcon's or the Originators' performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller, Falcon or the Originators having knowledge of such matters.

                    (i) CHANGE IN LOCK-BOX BANKS, LOCK-BOX ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller shall not, and shall not permit the Servicer, Falcon (if not the Servicer) or any Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in ScheduleII to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Originators, the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

                    (j) DEPOSITS TO LOCK-BOX ACCOUNTS. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors (other than Obligors on a Receivable originated by Ex-Cell Manufacturing Company, Inc.) to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than one Business Day after receipt thereof.
 Each Lock-Box Account (other than the Lock-Box Account to which Collections are deposited by Ex-Cell Manufacturing Company, Inc.) shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

                    (k) MARKING OF RECORDS. At its expense, the Seller shall: (i) mark (or cause the Servicer to mark) its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement, and (ii) cause Falcon

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit IV-3
and each Originator so to mark their master data processing records pursuant to the Sale Agreements.

                    (l) REPORTING REQUIREMENTS. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

                    (i) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller, containing unaudited financial statements for such year certified as to accuracy by the Chief Financial Officer or Treasurer of the Seller;

                    (ii) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

                    (iii) promptly after the sending or filing thereof, copies of all reports that the Seller sends to any of its security holders, and copies of all reports and registration statements that the Seller or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;


                    (iv) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

                    (v) at least thirty days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                    (vi) promptly after the Seller obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) litigation or proceeding relating to any Transaction Document;

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit IV-4

                    (vii) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or any Originator; and

                    (viii) such other information respecting the
               Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator may from time to time reasonably request;

                    (m) CERTAIN AGREEMENTS. Without the prior written consent of the Administrator, the Seller will not (and will not permit Falcon or any Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of its certificate of incorporation or by-laws.

                    (n) RESTRICTED PAYMENTS. (i) Except pursuant to CLAUSE(ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose,
               (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in CLAUSES (A) through (E) being referred to as "RESTRICTED PAYMENTS").

                    (ii) Subject to the limitations set forth in CLAUSE (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Buyer Note in accordance with its terms, and (B) if no amounts are then outstanding under the Buyer Note, the Seller may declare and pay dividends.

                    (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller's tangible net worth would be less than $5,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

                    (o) OTHER BUSINESS. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or the Sale Agreement between the Seller and Falcon (the "PERMITTED DEBT"), or (iii) form any Subsidiary or make any investments in any other Person; PROVIDED, HOWEVER, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit IV-5
of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

                    (p) USE OF SELLER'S SHARE OF COLLECTIONS. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Issuer and the Administrator under the Agreement and under the Fee Letter), (ii) the payment of accrued and unpaid interest on the Buyer Note and (iii) other legal and valid corporate purposes.

                    (q) PURCHASED INTEREST. Both before and after each purchase or reinvestment pursuant to the Agreement, the Purchased Interest will not be greater than 100%.

                    (r) TANGIBLE NET WORTH. The Seller will not permit its tangible net worth, at any time, to be less than $5,000,000.

                    (s) INTEREST COVERAGE RATIO. Falcon will not permit the Interest Coverage Ratio calculated at the end of each fiscal quarter beginning on the fiscal quarter ended during September 1997 (as calculated for the four fiscal quarters then ended) to be less than 2.0 to 1.0; PROVIDED, that with respect to the first three such quarters ending in September 1997, December 1997 and March 1998, such determination shall be made as calculated for the one, two or three fiscal quarters then ended, respectively.

               2. COVENANTS OF THE SERVICER AND FALCON. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

                    (a) COMPLIANCE WITH LAWS, ETC. The Servicer and, to the extent that it ceases to be the Servicer, Falcon shall comply (and shall cause each Originator to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

                    (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT, ETC. The Servicer and, to the extent that it ceases to be the Servicer, Falcon shall keep (and shall cause each Originator to keep) its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Servicer set forth under its name on the signature page to the Agreement or, upon at least 30 days' prior written notice of a proposed change to the Administrator, at any other locations in

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit IV-6
jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, Falcon also will (and will cause each Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

                    (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Servicer and, to the extent that it ceases to be the Servicer, Falcon shall (and shall cause each Originator to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

                    (d) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in the Agreement, the Servicer and, to the extent that it ceases to be the Servicer, Falcon shall not extend (and shall not permit any Originator to extend) the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

                    (e) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Servicer and, to the extent that it ceases to be the Servicer, Falcon shall not make (and shall not permit any Originator to make) any material change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, Falcon shall not make (and shall not permit any Originator to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.

                    (f) AUDITS. The Servicer and, to the extent that it ceases to be the Servicer, Falcon shall (and shall cause each Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit IV-7

Related Security, including the related Contracts, and (ii) to visit its offices and properties for the purpose of examining such materials described in CLAUSE(i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters.

                    (g) CHANGE IN LOCK-BOX BANKS, LOCK-BOX ACCOUNTS AND PAYMENT INSTRUCTIONS TO OBLIGORS. The Servicer and, to the extent that it ceases to be the Servicer, Falcon shall not (and shall not permit any Originator to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in ScheduleII to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

                    (h)  DEPOSITS TO LOCK-BOX ACCOUNTS.  The Servicer shall:
(i) instruct all Obligors (other than Obligors on a Receivable originated by Ex-Cell Manufacturing Company, Inc.) to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and
(ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account (other than the Lock-Box Account to which Collections are deposited by Ex-Cell Manufacturing Company, Inc.) shall at all times be subject to a Lock-Box Agreement. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

                    (i) MARKING OF RECORDS. At its expense, the Servicer shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement.

                    (j) REPORTING REQUIREMENTS. The Servicer and, to the extent that it ceases to be the Servicer, Falcon will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

                    (i) as soon as available and in any event within 50 days after the end of the first three quarters of each

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit IV-8
               fiscal year of such Person, balance sheets of such Person and its consolidated Subsidiaries as of the end of such quarter and statements of income and retained earnings of such Person and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person (which financial statements the Administrator will furnish to Moody's);

                    (ii) as soon as available and in any event within 105 days after the end of each fiscal year of such Person, a copy of the annual report for such year for such Person and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;

                    (iii) as to the Servicer only, as soon as available and in any event not later than the twelfth Business Day after the last day of each Fiscal Month, an Information Package as of the last day of such month; within six Business Days of a request by the Administrator, an Information Package for such period as is specified by the Administrator (but in no event more frequently then weekly);

                    (iv) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of such Person setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

                    (v) promptly after the sending or filing thereof, copies of all reports that such Person sends to any of its security holders, and copies of all reports and registration statements that such Person or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; PROVIDED, that any filings with the Securities and Exchange Commission that have been granted "confidential" treatment shall be provided promptly after such filings have become publicly available;

                    (vi) promptly after the filing or receiving thereof, copies of all reports and notices that such Person or any of its Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any of its Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit IV-9
               the aggregate, result in the imposition of liability on such Person and/or any such Affiliate;

                    (vii) at least thirty days before any change in such Person's or any Originator's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                    (viii) promptly after such Person obtains knowledge
               thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between such Person or any of its Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect, (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought, or (C) litigation or proceeding relating to any Transaction Document;

                    (ix) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of such Person or any of its Subsidiaries;

                    (x) promptly after the occurrence thereof, notice of any default under the Credit Facility (which notice Falcon will furnish to Moody's); and

                    (xi)   such other information respecting the
               Receivables or the condition or operations, financial or otherwise, of such Person or any of its Affiliates as the Administrator may from time to time reasonably request.

               3. SEPARATE EXISTENCE. Each of the Seller and Falcon hereby acknowledges that the Purchasers, the Issuer and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from Falcon. Therefore, from and after the date hereof, each of the Seller and Falcon shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Falcon and any other Person, and is not a division of Falcon or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Falcon shall take such actions as shall be required in order that:

                    (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate


                            RECEIVABLES PURCHASE AGREEMENT
                                    Exhibit IV-10
               of incorporation to: (i) purchasing or otherwise acquiring from Falcon, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and
               (iii)conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                    (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

                    (c) Not less than one member of the Seller's Board of Directors (the "INDEPENDENT DIRECTOR") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of Falcon or any of its Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

                    (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Falcon or any Affiliate thereof;

                    (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

                    (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Falcon (or any other Affiliate thereof) that are not reflected in the Servicing Fee or the fee to Falcon in its role as manager for the Seller. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value

                            RECEIVABLES PURCHASE AGREEMENT
                                    Exhibit IV-11
               of services rendered, and otherwise on a basis reasonably
               related to the actual use or the value of services rendered; it being understood that Falcon shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

                    (g) The Seller's operating expenses will not be paid by Falcon or any other Affiliate thereof;

                    (h)  The Seller will have its own separate stationery;

                    (i) The Seller's books and records will be maintained separately from those of Falcon and any other Affiliate thereof;

                    (j) All financial statements of Falcon or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a Subsidiary of Falcon, and (ii) Falcon has sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

                    (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Falcon or any Affiliate thereof;

                    (l) The Seller will strictly observe corporate formalities in its dealings with Falcon or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of Falcon or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Falcon or any Affiliate thereof (other than Falcon in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Falcon or any Subsidiary or other Affiliate of Falcon. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate; and

                    (m) The Seller will maintain arm's-length relationships with Falcon (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller.

                            RECEIVABLES PURCHASE AGREEMENT
                                    Exhibit IV-12

               Neither the Seller nor Falcon will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and Falcon will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

                            RECEIVABLES PURCHASE AGREEMENT
                                    Exhibit IV-13

                                      EXHIBIT V
                                  TERMINATION EVENTS


               Each of the following shall be a "TERMINATION EVENT":

                    (a) (i) The Seller, Falcon or the Servicer (if Falcon or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document and, except as set forth in CLAUSE(ii) or
               (iii) or CLAUSE(b), such failure shall continue for 30 days,
               (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such payment or deposit shall remain unmade for two Business Days or (iii) Falcon shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator shall have been appointed;

                    (b) Falcon shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that Falcon then has as Servicer;

                    (c) Any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and shall remain incorrect or untrue 30 days after notice to the Seller or the Servicer of such inaccuracy;

                    (d) The Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for five days;

                    (e) The Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i)cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or
               (ii) cease to create with respect to the Pool Assets, or the interest of the Issuer with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

                    (f) (i) The Seller or Falcon shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit V-1
               make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or Falcon seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or Falcon shall take any corporate action to authorize any of the actions set forth above in this paragraph; or

                    (ii) Any Originator shall generally not pay its debts as
               such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

                    (g) (i) The Default Ratio shall exceed 1.50% or the Delinquency Ratio shall exceed 3.95%, or (ii) the average for three consecutive Fiscal Months of: (a) the Default Ratio shall exceed 1.05%, (B) the Delinquency Ratio shall exceed 3.75%, or (C) the Dilution Ratio shall exceed 6.75%;

                    (h)  A Change in Control shall occur;


                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit V-2

                    (i) The Purchased Interest shall exceed 100% and such circumstance shall not have been cured within five Business Days;

                    (j) Falcon or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Permitted Debt that is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Permitted Debt (and shall have not been waived); or any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Permitted Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Permitted Debt, or (b)any such Permitted Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Permitted Debt shall be required to be made, in each case before the stated maturity thereof; or

                    (k) Either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (ii) the Internal Revenue Service shall, or shall indicate its intention in writing to the Seller, any Originator, Falcon or any ERISA Affiliate to, file a notice of lien asserting a claim or claims of $100,000 or more in the aggregate pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, Falcon or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, Falcon or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any Originator, Falcon or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any liability in excess of $1,000,000 and such lien shall have been filed and not released within 10 days.

                            RECEIVABLES PURCHASE AGREEMENT
                                     Exhibit V-3